Exhibit 10.31
THIRD AMENDMENT OF PURCHASE AND SALE AGREEMENT
This Third Amendment of Purchase and Sale Agreement (this “Amendment”) is entered into to be effective as of the 8th day of March, 2023 (the “Effective Date”) by and between ELEVATE SABINE INVESTORS LP, a Texas limited partnership (“Seller”) and SPINNAKER INSURANCE COMPANY, an Illinois licensed insurance company (“Buyer”).

RECITALS
A.Seller and Buyer entered into that certain Purchase and Sale dated effective February 24, 2022, as amended by those certain (i) First Amendment of Purchase and Sale Agreement dated March 24, 2022, and (ii) Second Amendment of Purchase and Sale Agreement dated February 6, 2023 (as amended, the “Contract”) for the purchase and sale of an office building development located at 701 E. 5th St., Austin, Travis County, Texas, as further described in the Contract (the “Property”).

B.Buyer and Seller have agreed to and make certain modifications to the Contract as more specifically set forth below.
NOW THEREFORE, for and in consideration of Ten and No/100 Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

AGREEMENT
1.Incorporation of Recitals. The above recitals are incorporated into the parties’ agreement as if copied herein in full.

2.Definitions. Capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the Contract.

3.Modification of Contract. From and after the Effective Date of this Amendment, the Contract is hereby modified and amended in the following respects:
(a)Within five (5) business days after the Effective Date, Buyer will deposit with Title Agent an additional amount of One Million and No/100 Dollars ($1,000,000.00) as additional earnest money (the “Additional Earnest Money”), which will become part of the Earnest Money, and, on or within one (1) business day after Buyer’s deposit of the Additional Earnest Money, Title Agent shall pay and deliver to Seller the Additional Earnest Money.

(b)At Closing, the Additional Earnest Money is and will be a partial payment of and credit to the Purchase Price.

(c)The Additional Earnest Money shall be used by Seller solely to promptly pay amounts due and owing to one or more of (i) American Bank of Commerce, Seller’s construction loan mortgage lender (or any other lender that is the successor holder of the notes and liens described in Schedule C of the Commitment for Title Insurance, with an effective date of January 25, 2023 and an issue date of February 8, 2023, issued by Stewart Title Guaranty Company, by Stewart Title of Austin, LLC, under File No. 1593407), (ii) Flintco, LLC, for its approved applications for payment under its construction contract with Seller, or (iii) other unrelated third parties that have provided labor, materials or services solely related to the design or construction of the Office Building Development. None of the Additional Earnest Money shall be paid to or retained by Seller or any affiliate of Seller, including, without limitation, any partner of Seller or any affiliate of any partner, including, without limitation, any such partner’s or affiliate’s respective partners, shareholders, members, principals, directors, officers, managers, employees, accountants or attorneys.

4.Ratification. In all other respects other than the modifications expressly stated herein, the Contract is ratified and affirmed. Buyer agrees that Seller is not in default under the Contract as of the Effective Date. Seller agrees that Buyer is not in default under the Contract as of the Effective Date.

5.Binding Effect. This Amendment shall bind Buyer and Seller and their respective successors and assigns. The provisions of this Amendment shall prevail over any conflicting provisions of the Contract.

6.Multiple Originals. This Amendment may be executed in identical original counterparts or by facsimile or electronic signatures, and such counterpart, facsimile or electronic signature shall have the same force and effect as though originally executed in a single document.

[Remainder of Page Intentionally Left Blank]

Third Amendment of Purchase and Sale Agreement Page 2

EXECUTED to be effective as of the Effective Date.
SELLER:
ELEVATE SABINE INVESTORS LP,
a Texas limited partnership
By:    Elevate Sabine GP, LLC,
a Texas limited liability company, its general partner
By:    /s/Chris Skyles
Name: Chris Skyles
Title:    Manager

BUYER:
SPINNAKER INSURANCE COMPANY LLC,
an Illinois licensed insurance company

By:    /s/Torben Ostergaard
Name Torben Ostergaard
Title: CEO

Third Amendment of Purchase and Sale Agreement Page 3